EXHIBIT 2

                        AGREEMENT DATED NOVEMBER 8, 2004

                        RE: JOINT FILING OF SCHEDULE 13D

The undersigned agree that

(i) each of them is individually eligible to use the Schedule 13D attached hereto;

(ii) the attached Schedule 13D is filed on behalf of each of them; and

(iii) each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information therein concerning himself or itself; but none of them is responsible for the completeness or accuracy of the information concerning other persons making the filing, unless he or it knows or has reason to believe that such information is inaccurate.

Dated: November 8, 2004                Forest, Glenneyre & Associates, Inc.
                                       a Nevada corporation

                                       By: /s/ Albert Aimers
                                           -------------------------------------
                                               Albert Aimers
                                               President

                                       By: /s/ Albert Aimers
                                           -------------------------------------
                                               Albert Aimers
                                               an individual